GRANT THORNTON LLP December 29, 2021

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U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE: Tocqueville Trust File No. 811-04840

Dear Sir or Madam:

We have read Item 13(a)(4) of Form N-CSR of Tocqueville Trust dated December 29, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GT.COM U.S. member firm of Grant Thornton International Ltd